UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 8, 2006

XERIUM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14101 Capital Boulevard, Youngsville, North Carolina 27596

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (919) 556-7235

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

On June 7, 2006, a purported class action complaint was filed in the United States District Court for the District of Massachusetts by Parkside Capital Ltd. on behalf of itself and all others similarly situated against Xerium Technologies, Inc. (the “Company”), the Company’s Chief Executive Officer and the Company’s Chief Financial Officer. The Company was served with the complaint on June 8, 2006. The complaint concerns the Company’s initial public offering of common stock and alleges violations of Sections 11 and 12(a)(2) and liability under Section 15 of the Securities Act of 1933. The plaintiff seeks rescission rights, attorneys’ fees and other costs and unspecified damages on behalf of a purported class of purchasers of the Company’s common stock “pursuant and/or traceable to the Company’s IPO on or about May 16, 2005 through November 15, 2005”. The Company believes that the complaint is without merit and intends to defend the litigation vigorously.

Note Regarding Forward Looking Statements

Some statements in this Current Report are known as “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward looking statements include statements about the Company’s beliefs and intentions regarding the reported lawsuit. Because these forward looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward looking statements, including a ruling by a court that is adverse to the Company’s position and other uncertainties and matters beyond the Company’s control inherent in legal proceedings. These forward looking statements are based on the information currently available to the Company and speak only as of the date on which this Current Report was filed with the Securities and Exchange Commission. The Company disclaims any obligation to update any forward looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

Date: June 9, 2006	By:	/s/ Michael P. O’Donnell
	Name:	Michael P. O’Donnell
	Title:	Chief Financial Officer